Exhibit 10.3

AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of August 4, 2020 (the “Effective Date”), is entered into by and between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), pursuant to Section 27 of the Rights Agreement, dated as of April 29, 2020 (the “Rights Agreement”), between the Company and the Rights Agent.

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement on April 29, 2020;

WHEREAS, Section 27 of the Rights Agreement provides that at any time when the Rights are redeemable, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or holders of Common Stock;

WHEREAS, the Rights are currently redeemable, and the Board of Directors of the Company has unanimously determined that it is in the best interests of the Company to amend the Rights Agreement on the terms set forth in this Amendment; and

WHEREAS, in accordance with Section 27 of the Rights Agreement, on the Effective Date, the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company which states that the amendments to the Rights Agreement contemplated by this Amendment are in compliance with the terms of Section 27 of the Rights Agreement, and the Company hereby directs the Rights Agent to execute this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Rights Agreement.

Section 2. Amendments to Rights Agreement. Effective as of the Effective Date, the Rights Agreement is amended as set forth in this Section 2:

(a) The definition of “Acquiring Person” in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding, but shall not include any Exempt Person; provided, however, that no Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of shares of

Common Stock representing less than 20% of the shares of Common Stock then outstanding (taking into account the immediately succeeding proviso), and either (a) who or which is entitled to file and files a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act as in effect at the date of this Agreement with respect to the shares of Common Stock Beneficially Owned by such Person or, (b) prior to the occurrence of the Mandatory Conversion Date (as defined in the Indenture (as defined below)), solely with respect to a Beneficial Owner of the Convertible Notes (as defined below) that is not otherwise required to file a Schedule 13G or Schedule 13D pursuant to the General Rules and Regulations under the Exchange Act as in effect at the date of this Agreement with respect to the shares of Common Stock Beneficially Owned by such Person, (i) who or which would be entitled, and at all times that it relies on this clause (b) would continue to be entitled, to file a statement on Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act as in effect at the date of this Agreement if it were subject to Rule 13d-1(a) with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes Beneficially Owned by such Person (taking into account the immediately succeeding proviso) and (ii) delivers a certification that such Person would be entitled to file a statement on Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act as in effect at the date of this Agreement if it were subject to Rule 13d-1(a) with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes Beneficially Owned by such Person (taking into account the immediately succeeding proviso), which certification shall be delivered to the Company within 10 days of acquiring Beneficial Ownership of 10% or more of the shares of Common Stock then outstanding (and which certification shall be withdrawn by the Beneficial Owner promptly in the event that it no longer satisfies the requirements set forth in subclause (i) of clause (b) in this proviso) (any Person described in this proviso, a “13G Investor”), shall be deemed to be an “Acquiring Person”; provided, further, that, in the case of clause (b) of the preceding proviso, if excluding the Beneficial Ownership of any of the Company’s 9.00% Convertible Senior Secured Notes due 2025 (as amended, supplemented, amended and restated, modified, increased, replaced, reissued or extended from time to time, the “Convertible Notes”) and, for the avoidance of doubt, the shares of Common Stock that are issued or issuable upon a conversion of such Convertible Notes, any Person would not be an Acquiring Person, then the determination of Beneficial Owner (including whether any such Person beneficially owns shares of Common Stock) for purposes of this paragraph and as used with regard to such Person and its Affiliates and Associates will, notwithstanding anything to the contrary in this Agreement, including the definition of Beneficial Owner (including the phrase “beneficially own”) and Section 29 of this Agreement, be calculated as if the total aggregate principal amount of the Convertible Notes outstanding on the date of such calculation had on such date been converted into shares of Common Stock in connection with a “Mandatory Conversion Event” as defined in and pursuant to the terms of that certain Indenture, dated August 4, 2020, between the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (as amended, supplemented, amended and restated, modified or replaced from time to time, the “Indenture”); provided, further, that in each case of clause (a) and (b) of the first proviso of this sentence, a Person that was deemed a 13G Investor shall no longer be deemed such if it (x) files a statement on Schedule 13D (“Schedule 13D”) pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act or (y) becomes no longer entitled to file a Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act, or who or which no longer satisfies the requirements set forth in subclause (i) of clause (b) of the first proviso of this sentence, in each case with respect to the shares of Common Stock beneficially owned by such Person (the earlier to occur of (x) and (y), a “13D Event”), and shall be deemed an Acquiring Person if it is the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding at any point from and after the time of the 13D Event, provided that if at such time such Person’s Beneficial Ownership is not less than 10%, then such Person shall have 10 days from such time to reduce its Beneficial Ownership (together with all Affiliates and Associates of such Person) to below 10% of the shares of Common Stock then outstanding before being deemed an “Acquiring Person,” but shall be deemed an “Acquiring Person” if after reducing its Beneficial Ownership to below 10% of the shares of Common Stock then outstanding it subsequently becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding or if, prior to reducing its Beneficial Ownership to below 10%, it increases (or makes any offer or takes any other action that would increase) its Beneficial Ownership of the then-outstanding shares of Common Stock (other than solely as a result of a reduction in the number of shares of Common Stock outstanding due to the acquisition of Common Stock or Convertible Notes by the Company (but, for the avoidance of doubt, not any conversion or redemption of Convertible Notes)) above the lowest Beneficial Ownership of such Person at any time during such 10-day period. Notwithstanding the foregoing, (A) a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of 10% (20% in the case of a 13G Investor) or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the acquisition of Common Stock or Convertible Notes by the Company (but, for the avoidance of doubt, not any conversion or redemption of Convertible Notes), unless and until such time as such Person together with its Affiliates and Associates shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of 10% (20% in the case of a 13G Investor) or more of the shares of Common Stock then outstanding; and (B) if the Board of Directors, with the concurrence of a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such Person or an Acquiring Person, determines in good faith that a Person that would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors, with the concurrence of a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such swaps dealer or an Acquiring Person, determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

Notwithstanding anything in this Agreement to the contrary, none of SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2021A, L.P., L.E. Simmons & Associates Incorporated nor any Affiliate or Associate thereof shall be or become an Acquiring Person until such Person, together with all Affiliates and Associates thereof, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.

Notwithstanding anything in this Agreement to the contrary, if, as of the date hereof, any Person, together with all Affiliates or Associates of such Person, is the Beneficial Owner of a number of shares of Common Stock that would otherwise cause such Person to be an Acquiring Person, such Person shall not be or become an Acquiring Person unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of a number of shares that would otherwise cause such Person to be an Acquiring Person; provided, however, that if such Person was deemed a 13G Investor as of the date hereof and thereafter is no longer deemed a 13G Investor, such Person shall be treated as provided in the third proviso to the first sentence of the first paragraph of this definition of “Acquiring Person”; provided, further, that, for the avoidance of doubt, upon the first decrease of any Person’s, together with all Affiliates or Associates of such Person, Beneficial Ownership below 10%, or, in the case of a 13G Investor, 20%, this clause shall have no further force or effect with respect to such Person and such Person shall become an Acquiring Person upon acquiring, together with all Affiliates and Associates of such Person, Beneficial Ownership of 10% or in the case of a 13G Investor, 20% or more of the shares of Common Stock then outstanding.

Notwithstanding anything in this Agreement to the contrary, (A) neither MacKay Shields LLC (“MacKay Shields”) nor any Affiliate or Associate thereof shall be or become an Acquiring Person until such Person, together with all Affiliates and Associates thereof, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding and (B) neither DDJ Capital Management, LLC (“DDJ Capital”) nor any Affiliate or Associate thereof shall be or become an Acquiring Person until such Person, together with all Affiliates and Associates thereof, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding; provided, however, that, in each case of clause (A) and (B) of this sentence, if excluding the Beneficial Ownership of any of the Convertible Notes and, for the avoidance of doubt, the shares of Common Stock that are issued or issuable upon a conversion of such Convertible Notes, such Person would not be an Acquiring Person, then the determination of Beneficial Owner (including whether any such Person beneficially owns shares of Common Stock) for purposes of this paragraph and as used with regard to such Person and its Affiliates and Associates will, notwithstanding anything to the contrary in this Agreement, including the definition of Beneficial Owner (including the phrase “beneficially own”) and Section 29 of this Agreement, be calculated as if the total aggregate principal amount of the Convertible Notes outstanding on the date of such calculation had on such date been converted into shares of Common Stock in connection with a “Mandatory Conversion Event” as defined in and pursuant to the terms of the Indenture; provided, further, in each case of clause (A) and (B) of this sentence, that if a 13D Event occurs with respect to the shares of Common Stock Beneficially Owned by such Person, such Person shall be deemed an Acquiring Person if it is the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding at any point from and after the time of such 13D Event, provided that if at such time such Person’s Beneficial Ownership is not less than 10%, then such Person shall have 10 days from such time to reduce its Beneficial Ownership (together with all Affiliates and Associates of such Person) to below 10% of the shares of Common Stock then outstanding before being deemed an “Acquiring Person,” but shall be deemed an “Acquiring Person” if after reducing its Beneficial Ownership to below 10% of the shares of Common Stock then outstanding it subsequently becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding or if, prior to reducing its Beneficial Ownership to below 10%, it increases (or makes any offer or takes any other action that would increase) its Beneficial Ownership of the then-outstanding shares of Common Stock (other than solely as a result of a reduction in the number of shares of Common Stock outstanding due to the acquisition of Common Stock or Convertible

Notes by the Company (but, for the avoidance of doubt, not any conversion or redemption of Convertible Notes)) above the lowest Beneficial Ownership of such Person at any time during such 10-day period. For purposes of determining whether MacKay Shields, DDJ Capital or any of their respective Affiliates or Associates is an Acquiring Person or whether a 13D Event has occurred, the following shall be disregarded and not taken into account when calculating the number of shares of Common Stock beneficially owned by such Person or any of its Affiliates or Associates: (i) any increases in the Conversion Rate (as defined in the Indenture) made after the original issue date of the Convertible Notes (other than increases in the Conversion Rate to the extent made on account of any share splits), and (ii) any reduction, from and after the original issue date of the Convertible Notes, in the number of shares of Common Stock or Convertible Notes outstanding due to the acquisition but not the conversion or redemption of Common Stock or Convertible Notes by the Company or any of its Affiliates.

At any time that the Rights are redeemable, the Board of Directors may, generally or with respect to any specified Person or Persons, determine to increase to a specified percentage or amount greater than that set forth herein or decrease to a specified percentage or amount lower than that set forth herein or determine a number of shares to be (but in no event less than or equal to the percentage or number of shares of Common Stock then beneficially owned by such Person), the level of Beneficial Ownership of Common Stock at which a Person or such Person or Persons becomes an Acquiring Person.

(b) The definition of “Affiliate” in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

““Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and shall also include any Related Fund of the Person in question; provided, however, that no Person shall be deemed an Affiliate of SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2021A, L.P. or L.E. Simmons & Associates Incorporated solely by virtue of being an officer or director of such Person or the managing member or general partner of such Person unless and until such officer or director, as the case may be, and such Person (or an Affiliate or Associate of such Person) (i) have any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company or (ii) are members of any group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) with respect to the Company or securities of the Company.”

(c) Section 1 of the Rights Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical sequence in such Section:

““Related Fund” shall mean, with respect to any Person, any fund, account or investment vehicle that is controlled, advised or managed by (i) such Person, (ii) an Affiliate or Associate of such Person or (iii) the same investment manager, advisor or subadvisor that controls, advises or manages such Person or an Affiliate or Associate of such investment manager, advisor or subadvisor.”

(d) The last sentence of Section 27 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that (x) the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that affects the Rights Agent’s own rights, duties or immunities under this Agreement and (y) no supplement or amendment shall be made, directly or indirectly, to (I) the first proviso, the second proviso, or the third proviso of the first paragraph of the definition of “Acquiring Person” (including any of the defined terms used in any such proviso), (II) the penultimate paragraph of the definition of “Acquiring Person” (including any of the defined terms used in such paragraph), or (III) this clause (y), in any such case without the prior written consent of (1) MacKay Shields, to the extent such supplement or amendment adversely affects MacKay Shields or any of its Affiliates or Associates, and (2) DDJ Capital, to the extent such supplement or amendment adversely affects DDJ Capital or any of its Affiliates or Associates.”

Section 3. Miscellaneous.

(a) The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

(b) This Amendment shall be effective as of the Effective Date, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

(c) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

(e) Except to the extent specifically amended hereby, the provisions of the Rights Agreement shall remain unmodified, and the Rights Agreement as amended hereby is confirmed as being in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ John C. Ivascu
Name:	John C. Ivascu
Title:	Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

[Signature Page to Amendment to Rights Agreement]